Pricing Supplement Dated	02/18/05	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated March 5, 2004, and		Registration Statement Nos.	333-110499 and
Prospectus Supplement dated March 5, 2004)			333-110499-01

CUSIP: 74254PEK4

Principal Life Insurance Company
Principal® Life CoreNotes® (Callable)
Issued Through
Principal Life Income Fundings Trust 2005-15 (the “Trust”)

The description of this pricing supplement of the particular terms of the Principal® Life CoreNotes® offered hereby, and the Funding Agreement (specified below) sold by Principal Life Insurance Company to the Trust (specified herein), the payment obligations of which are fully and unconditionally guaranteed by the Guarantee (specified below) issued by Principal Financial Group, Inc. to the Trust, supplements the description of the general terms and provisions of the notes, the funding agreements and the guarantees set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1. The Notes

Principal Amount:	$2,729,000.0	Purchasing Agent Discount:	1.200%

Issue Price:	100.0%	Original Issue Date:	02/24/05

Net Proceeds to the Trust:	$2,696,252.0	Stated Maturity Date:	02/15/12

Interest Payment Dates:	The 15th day of every sixth month commencing on 08/15/2005.

Initial Interest Payment Date:	08/15/05

Regular Record Date:	The 1st day of every sixth month commencing on 08/01/2005.

Type of Interest Rate:	☒ Fixed Rate	☐ Floating Rate

Fixed Rate Notes:	☒ Yes	☐ No.	If, Yes,

Interest Rate:	4.50%

Floating Rate Notes:	☐ Yes	☒ No.	If, Yes,

Regular Floating Rate Notes:	☐ Yes	☐ No.	If, Yes,
Interest Rate:
Interest Rate Basis(es):

Floating Rate/Fixed Rate Note:	☐ Yes	☐ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Initial Interest Rate, if any:	N/A

Initial Interest Reset Date:	N/A

“Principal®” is a registered service mark of Principal Financial Services, Inc. and is used under license.
“CoreNotes®” is a registered service mark of Merrill Lynch & Co.

Interest Rate Basis(es). Check all that apply:		N/A
	☐ CD Rate		☐ CMT Rate
	☐ Commercial Paper Rate		☐ LIBOR
	☐ Treasury Rate		☐ Prime Rate
☐ Other (See Attached)

If LIBOR:	☐ LIBOR Reuters Page		☐ LIBOR Moneyline Telerate Page
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average		☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:	N/A

Spread (+/-):	N/A

Spread Multiplier:	N/A

Interest Reset Date(s):	N/A

Interest Rate Determination Date(s):	N/A

Maximum Interest Rate, if any:	N/A

Minimum Interest Rate, if any:	N/A

Calculation Agent:	Citibank, N.A.

Computation of Interest:	N/A
(not applicable unless different than as specified in the prospectus and prospectus supplement)
Day Count Convention:	N/A
(not applicable unless different than as specified in the prospectus and prospectus supplement)

Discount Note:	☐ Yes		☒ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Terms of Survivor’s Option:
Annual Put Limitation:			☒ $2,000,000 or 2%; or
☐ $ or %
Individual Put Limitation:			☒ $250,000; or
☐ $
Trust Put Limitation:			☒ 2%; or $

Redemption Provisions:	☒ Yes		☐ No.	If, Yes,
Initial Redemption Date:	02/15/06
Redemption:	☒ In whole only and not in part
☐ May be in whole or in part
Additional Other Terms:	Any redemption date will be an Interest Payment Date falling on or after the Initial Redemption Date

Repayment:	☐ Yes		☒ No.	If, Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):	N/A

Securities Exchange Listing:	☐ Yes		☒ No.	If, Yes, Name of Exchange:

Authorized Denominations:	$1,000

Ratings:

     The Notes issued under the Program are rated AA by Standard & Poor’s (“S&P”).
     Principal Life expects the Notes to be rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”).

Purchasing Agents Purchasing Notes as Principal:	☒ Yes	☐ No.	If, Yes,

Purchasing Agent(s)	Principal Amount
Merrill Lynch	$2,729,000.0

Total:	$2,729,000.0

State of Organization of the Trust:	New York

Additional/Other Terms:	None

Special Tax Considerations:	None

2. The Funding Agreement

Funding Agreement Issuer:	Principal Life Insurance Company

Funding Agreement No.:	6-11809

Deposit:	$2,729,015.0

Net Deposit:	$2,696,252.0

Effective Date:	02/24/05

Stated Maturity Date:	02/15/12

Interest Payment Dates:	The 15th day of every sixth month commencing on 08/15/2005.

Initial Interest Payment Date:	08/15/05

Type of Interest Rate:	☒ Fixed Rate	☐ Floating Rate

Fixed Rate Funding Agreement:	☒ Yes	☐ No.	If, Yes,

Interest Rate:	4.50%

Floating Rate Funding Agreement:	☐ Yes	☒ No.	If, Yes,

Regular Floating Rate Funding Agreement:	☐ Yes	☐ No.	If, Yes,
Interest Rate:
Interest Rate Basis(es):

Floating Rate/Fixed Rate Funding Agreement:	☐ Yes	☐ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Initial Interest Rate, if any:	N/A

Initial Interest Reset Date:	N/A

Interest Rate Basis(es). Check all that apply:		N/A
	☐ CD Rate		☐ CMT Rate
	☐ Commercial Paper Rate		☐ LIBOR
	☐ Treasury Rate		☐ Prime Rate
☐ Other (See Attached)

If LIBOR:	☐ LIBOR Reuters Page		☐ LIBOR Moneyline Telerate Page
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average		☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:	N/A

Spread (+/-):	N/A

Spread Multiplier:	N/A

Interest Reset Date(s):	N/A

Interest Rate Determination Date(s):	N/A

Maximum Interest Rate, if any:	N/A

Minimum Interest Rate, if any:	N/A

Computation of Interest:	N/A
(not applicable unless different than as specified in the prospectus and prospectus supplement)
Day Count Convention:	N/A
(not applicable unless different than as specified in the prospectus and prospectus supplement)

Discount Funding Agreement:	☐ Yes	☒ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Terms of Survivor’s Option:
Annual Put Limitation:		☒ $2,000,000 or 2%; or
☐ $ or %
Individual Put Limitation:		☒ $250,000; or
☐ $
Trust Put Limitation:		☒ 2%; or $

Redemption:	☒ Yes	☐ No.	If, Yes,
Initial Redemption Date:	02/15/06
Redemption:	☒ In whole only and not in part
☐ May be in whole or in part
Additional Other Terms:	Any redemption date will be an Interest Payment Date falling on or after the Initial Redemption Date

Repayment:	☐ Yes	☒ No.	If, Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):	N/A

Ratings:

The Funding Agreement issued under the Program is rated AA by S&P.
Principal Life expects the Funding Agreement to be rated Aa2 by Moody’s.

Additional/Other Terms:	None

Special Tax Considerations:	None

3. The Guarantee

Guarantee Issuer:	Principal Financial Group, Inc.

Effective Date:	02/24/05

Additional/Other Terms:	None

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